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                                                                       EXHIBIT 6


                              RECORD OF EXERCISE
                              -------------------
                       (To be completed by the Company)

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     NUMBER OF SHARES
      PURCHASED UNDER                 DATE OF                     OFFICIAL
          OPTION                     EXERCISE                    SIGNATURE
--------------------------------------------------------------------------------













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                                HOMEBASE, INC.
                                --------------

                    NON-QUALIFIED STOCK OPTION CERTIFICATE         Series 89-25C
                    --------------------------------------                ------

                    GRANTED UNDER 1989 STOCK INCENTIVE PLAN        POST SPIN-OFF
                    ---------------------------------------


          This certificate evidences a non-qualified stock option to purchase shares of Common Stock, $.01 par value, of HomeBase, Inc. (the "Company") granted to the optionee named below under the Company's 1989 Stock Incentive Plan (the "Plan"). This option is subject to the terms and conditions of the Plan, a copy of which has been furnished to the optionee and the provisions of which, as from time to time amended, are herein incorporated by reference, and to the additional provisions stated below. Terms defined in the Plan are used in this certificate as so defined.

1.   Optionee:  HERBERT ZARKIN
                --------------

2. Original number of shares of Waban Inc. common stock subject to this option: 25,000
              ------

3. Number of unexercised shares of Waban Inc. common stock at spin-off date (7/28/97): 25,000
                 ------

4. Number of shares of HomeBase, Inc. common stock subject to this option post-spin-off: 25,000
                     ------

5.   Date of Grant:  April 13, 1992
                     --------------

6.   Expiration Date:  April 13, 2002
                       --------------

7.   Original Option Price:  $25.625
                             -------

8.   Post-spin-off Option Price: $4.465 per share, payable by (i) certified or
                                 ------
     bank check or check from member of NYSE, or (ii) Common Stock of the Company not then subject to restrictions under any Company plan (which Common Stock, if acquired directly from the Company, must have been held for at least six months), or a combination of (i) and (ii).

9. Exercise of Option: This option shall become exercisable in cumulative installments as specified below:

          25,000 shares beginning July 29, 1997

     This option may be exercised to the extent it has become exercisable in full at any time prior to the Expiration Date or in part from time to time prior to the Expiration Date.

     7.   Termination of Employment:  In the event of the termination of
          -------------------------
employment of the optionee or in the event of the designation of the optionee as an inactive employee by reason of Disability, this option may thereafter be exercised during the following applicable period (or until the Expiration Date, if earlier) but only to the extent it was exercisable at the earlier of such termination designation:

          Reason for                         Subsequent
          Termination                        Period for
          or Designation                     Exercise
          --------------                     --------

          Death                              3 years
          Disability                         3 years
          Normal Retirement                  3 years
          Other Termination
            except for Cause                 3 months
          Termination for Cause (as          Immediate
            defined in the Plan)             expiration

     The death of the optionee during the final year of the exercise period following Disability or Normal Retirement shall extend the period specified above by one year, but not beyond the Expiration Date.

     8.   Partial Acceleration of Exercisability Upon Death and Disability:  In
          ----------------------------------------------------------------
the event of the termination of employment due to the death of or disability of the optionee, or in the event of the designation of the optionee as an inactive employee by reason of Disability, this option shall be exercisable as to the number of shares for which it could have been exercised immediately prior to such termination or designation.

     9.   Limited Transferability:  This option may not be transferred by the
          -----------------------
optionee otherwise than by will or by the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

     10.  Withholding:  No shares will be delivered pursuant to the exercise of
          -----------
this option unless and until the person exercising the option has paid to the Company any taxes required to be withheld by the Company as a consequence of such exercise, or otherwise has provided to the Company's satisfaction for the payment of such taxes.


                                             HOMEBASE, INC.


                                             By  /s/ Allan Sherman
                                                 -------------------------------
                                                 President and Chief Executive
                                                   Officer


Agreed to and receipt
of copies of the Plan
and Prospectus is
acknowledged:


/s/ Herbert J. Zarkin
-----------------------------
Optionee

                                      -2-